Exhibit 99.1

CYTORI THERAPEUTICS CONTACT
Tiago Girao
+1.858.458.0900
ir@cytori.com

Cytori Reports Third Quarter 2015 Business and Financial Results

SAN DIEGO, November 05, 2015—Cytori Therapeutics (NASDAQ: CYTX) today announced its third quarter financial results and provided updates on its corporate activity and clinical development.

Third quarter 2015 net income allocable to common stockholders was $1.5 million, or a net loss of $5.8 million and $0.04 per share when excluding a non-cash charge of $7.3 million related to the change in fair value of warrant liabilities. Cytori continued to reduce its operating cash burn, spending approximately $6.1 million in the third quarter 2015. Cytori ended the second quarter of 2015 with $19 million of cash and cash equivalents.

“This has been a good quarter for us; our trials are progressing on schedule and we have a number of anticipated milestones over the next 12 months related to our lead programs in scleroderma and osteoarthritis,” said Dr. Marc H. Hedrick, President and CEO of Cytori Therapeutics. “In parallel, we are preparing for commercial success through expansion of our market access activities in Europe for scleroderma, broadening our business development efforts and strengthening our leadership team. Also, we are analyzing additional opportunities to cost effectively expand our clinical pipeline and better develop the technology platform upon which it is based.”

Select Q3 Highlights:

•	Publication of extended follow-up data showing sustained benefit of results in pilot/phase I/II trial for scleroderma hand dysfunction

•	Initiated enrollment in two late stage trials for scleroderma hand dysfunction in both the US (STAR trial) and Europe (SCLERADEC-II trial)

•	Initiated enrollment of Japanese pivotal/phase III trial for stress urinary incontinence (ADRESU trial)

•	Publication of twelve-month follow up data in patients with intractable inflammatory bowel disease

Q3 and Year-To-Date Financial Performance

•	Q3 and year-to-date operating cash burn of $6.1 million and $15.9 million, compared to $7.2 million and $25.4 million for the same periods in 2014, respectively.

•	Cash and debt principal balances at September 30, 2015 of approximately $19 million and $17.7 million, respectively.

•	Q3 and year-to-date product revenues of $0.8 million and $3.3 million, compared to $0.5 million and $2.5 million for the same periods in 2014, respectively.

•	Q3 and year-to-date contribution (profit/loss) from our sales and marketing organization, excluding share based compensation, of a loss of $0.3 million and $1.1 million, compared to a loss of $1.2 million and $4.0 million for the same periods in 2014, respectively.

•	Q3 and year-to-date contract revenue of $1.7 million and $5.0 million, compared to $0.6 million and $1.3 million for the same periods in 2014, respectively.

•	Q3 and year-to-date net loss/income allocable to common stockholders was a net income of $1.5 million (or $0.01 per share, or a net loss of $5.8 million and $0.04 per share when excluding a non-cash charge of $7.3 million related to the change in fair value of warrant liabilities) and a net loss of $16.6 million (or $0.12 per share, or $21.6 million and $0.16 per share when excluding a non-cash charge of $5 million related to the change in fair value of warrant liabilities), compared to a net loss of $9.4 million (or $0.12 per share, or $9.5 million and $0.12 per share when excluding a non-cash charge of $0.1 million related to the change in fair value of warrant liabilities) and $31.6 million (or $0.41 per share, or $31.7 million and $0.41 per share when excluding a non-cash charge of $0.1 million related to the change in fair value of warrant liabilities) for the same periods in 2014, respectively.

“We continue to seek to hold the overall cash burn down while expanding the overall spending in research and development,” said Tiago Girao, VP of Finance and CFO of Cytori Therapeutics. “We have been successful at this thus far through the implementation of ‘across-the-board’ operational efficiencies, tighter management of working capital, better support from key stakeholders and service providers, and ultimately by maintaining a clear company-wide focus on only those activities than management feels will bring shareholder value in the most compressed time frame possible.”

Upcoming Near Term Catalysts:

•	Evaluate and release 24-week data from 94 patient US pilot/phase IIb ACT-OA trial (anticipated Q1 2016) and identify partner for late stage US clinical development

•	Complete enrollment of US STAR trial (anticipated mid 2016) for scleroderma hand dysfunction

•	Complete enrollment of EU pivotal/phase III SCLERADEC-II trial (anticipated mid 2016) for scleroderma hand dysfunction

•	Complete enrollment of Japanese pivotal/phase III ADRESU trial (anticipated 2017) for stress urinary incontinence

•	Work with FDA to plan a burn wound therapy trial related to contract with BARDA (anticipated in 2016)

Management Conference Call Webcast

Cytori will host a management conference call at 5:30 p.m. Eastern Time today to further discuss the Company's progress. The webcast will be available live and by replay two hours after the call and may be accessed under "Webcasts" in the Investor Relations section of Cytori's website. If you are unable to access the webcast, you may dial in to the call at +1.877.402.3914, Conference ID: 58684057.

About Cytori

Cytori Therapeutics is a late stage cell therapy company developing autologous cell therapies from adipose tissue to treat a variety of medical conditions.  Data from preclinical studies and clinical trials suggest that Cytori Cell Therapy™ acts principally by improving blood flow, modulating the immune system, and facilitating wound repair.  As a result, Cytori Cell Therapy™ may provide benefits across multiple disease states and can be made available to the physician and patient at the point-of-care through Cytori’s proprietary technologies and products.  For more information: visit www.cytori.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements that involve known and unknown risks and uncertainties. All statements, other than historical facts are forward looking statements. Such statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks include clinical, pre-clinical and regulatory uncertainties, such as those associated with the ACT-OA Trial, STAR, SCLERADEC-I and SCLERADEC-II clinical trials, including risks in the collection and results of clinical data, final clinical outcomes, dependence on third party performance, performance and acceptance of our products in the marketplace, unexpected costs and expenses that could adversely impact liquidity, our reliance on key personnel, the right of the Federal Government to cut or terminate further support of the thermal burn injury program, and other risks and uncertainties described under the "Risk Factors" in Cytori's Securities and Exchange Commission Filings, included in our annual and quarterly reports.

There may be events in the future that we are unable to predict, or over which we have no control, and our business, financial condition, results of operations and prospects may change in the future. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless we have an obligation under U.S. Federal securities laws to do so.

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)
	As of September 30, 2015	As of December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$18,970,000	$14,622,000
Accounts receivable, net of reserves of $900,000 and of $1,523,000 in 2015 and 2014, respectively	1,134,000	1,243,000
Inventories, net	4,612,000	4,829,000
Other current assets	1,314,000	992,000

Total current assets	26,030,000	21,686,000

Property and equipment, net	1,734,000	1,583,000
Restricted cash and cash equivalents	350,000	350,000
Other assets	1,214,000	1,763,000
Intangibles, net	9,196,000	9,415,000
Goodwill	3,922,000	3,922,000

Total assets	$42,446,000	$38,719,000

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$6,279,000	$5,546,000
Current portion of long-term obligations, net of discount	1,446,000	7,363,000
Joint venture purchase obligation	1,725,000	3,008,000

Total current liabilities	9,450,000	15,917,000

Deferred revenues	143,000	112,000
Warrant liabilities, long-term	12,527,000	9,793,000
Long-term deferred rent and other	348,000	558,000
Long-term obligations, net of discount, less current portion	14,978,000	18,041,000

Total liabilities	37,446,000	44,421,000

Commitments and contingencies
Stockholders’ equity (deficit):
Series A 3.6% convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 13,500 shares issued; 0 and 5,311 outstanding in 2015 and 2014, respectively	—	—
Common stock, $0.001 par value; 290,000,000 shares authorized; 158,468,645 and 99,348,377 shares issued and outstanding in 2015 and 2014, respectively	159,000	99,000
Additional paid-in capital	358,035,000	331,772,000
Accumulated other comprehensive income	1,061,000	700,000
Accumulated deficit	(354,255,000)	(338,273,000)

Total stockholders’ equity (deficit)	5,000,000	(5,702,000)

Total liabilities and stockholders’ equity (deficit)	$42,446,000	$38,719,000

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014

Product revenues	$766,000	$518,000	$3,281,000	$2,484,000

Cost of product revenues	502,000	337,000	2,395,000	1,524,000

Gross profit	264,000	181,000	886,000	960,000

Development revenues:
Government contracts and other	1,711,000	585,000	5,002,000	1,345,000
	1,711,000	585,000	5,002,000	1,345,000
Operating expenses:
Research and development	4,352,000	3,140,000	14,363,000	12,106,000
Sales and marketing	566,000	1,471,000	2,059,000	5,332,000
General and administrative	2,370,000	4,179,000	7,662,000	13,121,000
Change in fair value of warrant liabilities	(7,310,000)	(134,000)	(4,988,000)	(134,000)

Total operating expenses	(22,000)	8,656,000	19,096,000	30,425,000

Operating income (loss)	1,997,000	(7,890,000)	(13,208,000)	(28,120,000)

Other income (expense):
Income (loss) on asset disposal	(3,000)	(14,000)	6,000	(15,000)
Loss on debt extinguishment	—	—	(260,000)	—
Interest income	3,000	1,000	6,000	4,000
Interest expense	(669,000)	(1,260,000)	(2,677,000)	(3,286,000)
Other income (expense), net	199,000	(222,000)	152,000	(195,000)

Total other expense	(470,000)	(1,495,000)	(2,773,000)	(3,492,000)

Net income (loss)	$1,527,000	$(9,385,000)	$(15,981,000)	$(31,612,000)
Beneficial conversion feature for
convertible preferred stock	—	—	(661,000)	—
Net income (loss) allocable to common stockholders	$1,527,000	$(9,385,000)	$(16,642,000)	$(31,612,000)

Net income (loss) per share allocable to common stockholders
Basic	$0.01	$(0.12)	$(0.12)	$(0.41)
Diluted	$0.01	$(0.12)	$(0.12)	$(0.41)

Weighted average shares used in calculating net income (loss) per share allocable to common stockholders
Basic	153,798,471	80,430,061	133,174,133	77,091,624
Diluted	157,968,958	80,430,061	133,174,133	77,091,624

Comprehensive income (loss):
Net income (loss)	$1,527,000	$(9,385,000)	$(15,981,000)	$(31,612,000)
Other comprehensive income (loss) – foreign currency translation adjustments	110,000	58,000	361,000	201,000
Comprehensive income (loss)	$1,637,000	$(9,327,000)	$(15,620,000)	$(31,411,000)

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)
	For the Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(15,981,000)	$(31,612,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	761,000	525,000
Amortization of deferred financing costs and debt discount	714,000	961,000
Joint Venture acquisition obligation accretion	340,000	362,000
Provision for doubtful accounts	—	1,126,000
Provision for expired enzyme	—	313,000
Change in fair value of warrants	(4,988,000)	(134,000)
Stock-based compensation expense	1,617,000	2,566,000
Loss on asset disposal	5,000	15,000
Loss on debt extinguishment	260,000	—
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	131,000	2,505,000
Inventories	(10,000)	(1,158,000)
Other current assets	(258,000)	(19,000)
Other assets	762,000	(124,000)
Accounts payable and accrued expenses	870,000	(666,000)
Deferred revenues	41,000	47,000
Long-term deferred rent	(210,000)	(81,000)

Net cash used in operating activities	(15,946,000)	(25,374,000)

Cash flows from investing activities:
Purchases of property and equipment	(544,000)	(792,000)
Expenditures for intellectual property	(13,000)	(255,000)
License agreement termination fee	—	(400,000)

Net cash used in investing activities	(557,000)	(1,447,000)

Cash flows from financing activities:
Principal payments on long-term obligations	(25,032,000)	(1,303,000)
Proceeds from long-term obligations	17,700,000	—
Debt issuance costs and loan fees	(1,854,000)	—
Joint Venture purchase payments	(1,623,000)	(2,236,000)
Proceeds from exercise of employee stock options and warrants	4,986,000	4,066,000
Proceeds from sale of common stock, net	26,749,000	18,650,000
Dividends paid on preferred stock	(75,000)	—

Net cash provided by financing activities	20,851,000	19,177,000

Effect of exchange rate changes on cash and cash equivalents	—	(13,000)

Net increase (decrease) in cash and cash equivalents	4,348,000	(7,657,000)

Cash and cash equivalents at beginning of period	14,622,000	15,506,000

Cash and cash equivalents at end of period	$18,970,000	$7,849,000